                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-67538
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 22, 2001)

                            LIBERTY MEDIA CORPORATION
                 3-1/4% SENIOR EXCHANGEABLE DEBENTURES DUE 2031

         The persons named in the tables below are "selling security holders," as that term is used in the prospectus, dated August 22, 2001, which covers the sale from time to time by the selling security holders named therein and in any prospectus supplement of $817,729,000 original principal amount of Liberty Media Corporation's 3-1/4% Senior Exchangeable Debentures due 2031. Table 1 below sets forth, as of August 22, 2001, the principal amount of debentures that may be sold by the referenced selling security holders pursuant to the prospectus, as supplemented hereby. The selling security holders named in Table 1 below were not listed in the prospectus. The selling security holders named in Table 2 below were listed in the prospectus, however, they acquired additional principal amounts of debentures pursuant to Rule 144A following such listing. The selling security holders named in Table 3 were listed in the prospectus dated August 22, 2001 in error and thus all references to those selling security holders and their respective holdings should be deleted in their entirety therefrom.

         Because selling security holders may sell all or some of their debentures from time to time under the prospectus, as supplemented, no estimate can be given at this time as to the principal amount of debentures that will be held by any selling security holder following any particular sale of debentures by it.


--------------------------------------------------------------------------------------------------------------------
                                     TABLE 1
--------------------------------------------------------------------------------------------------------------------
                                                                       PRINCIPAL AMOUNT OF         PERCENTAGE OF
NAME                                                                  DEBENTURES THAT MAY BE        OUTSTANDING
                                                                             SOLD ($)               DEBENTURES
--------------------------------------------------------------------------------------------------------------------
BTES Convertible Arbitrage                                                  1,830,000                    *
--------------------------------------------------------------------------------------------------------------------
BTPO Growth Vs Value                                                        5,670,000                    *
--------------------------------------------------------------------------------------------------------------------
GLG Market Neutral Fund                                                     50,000,000                 6.1%
--------------------------------------------------------------------------------------------------------------------
Goldman Sachs and Company                                                    337,000                     *
--------------------------------------------------------------------------------------------------------------------
McMahan Securities Co. L.P.                                                   90,000                     *
--------------------------------------------------------------------------------------------------------------------
Morgan Stanley & Co. Inc.                                                   10,000,000                 1.2%
--------------------------------------------------------------------------------------------------------------------
Nomura Securities International, Inc.                                       30,000,000                 3.7%
--------------------------------------------------------------------------------------------------------------------
Radian Asset Guaranty                                                       1,600,000                    *
--------------------------------------------------------------------------------------------------------------------
Radian Guaranty Inc.                                                        1,050,000                    *
--------------------------------------------------------------------------------------------------------------------
Rockhaven Premier Dividend Fund                                              740,000                     *
--------------------------------------------------------------------------------------------------------------------
Sagamore Hill Hub Fund LTD                                                  22,400,000                 2.7%
--------------------------------------------------------------------------------------------------------------------
Sage Capital                                                                5,000,000                    *
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                     TABLE 2
--------------------------------------------------------------------------------------------------------------------
                                                                       PRINCIPAL AMOUNT OF         PERCENTAGE OF
NAME                                                                  DEBENTURES THAT MAY BE        OUTSTANDING
                                                                             SOLD ($)               DEBENTURES
--------------------------------------------------------------------------------------------------------------------
Independence Blue Cross                                                      265,000                     *
--------------------------------------------------------------------------------------------------------------------
Lipper Convertibles, L.P.                                                   32,500,000                 4.0%
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                     TABLE 3
--------------------------------------------------------------------------------------------------------------------
                                                                       PRINCIPAL AMOUNT OF         PERCENTAGE OF
NAME                                                                  DEBENTURES THAT MAY BE        OUTSTANDING
                                                                             SOLD ($)               DEBENTURES
--------------------------------------------------------------------------------------------------------------------
Fidelity Devonshire Trust: Fidelity Equity-Income Fund                      24,600,000                 3.0%
--------------------------------------------------------------------------------------------------------------------
Fidelity Puritan Trust: Fidelity Puritan Fund                               14,140,000                 1.7%
--------------------------------------------------------------------------------------------------------------------
Variable Insurance Products Fund: Equity-Income Portfolio                   11,400,000                 1.4%
--------------------------------------------------------------------------------------------------------------------

                          ---------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
                  COMMISSION HAS APPROVED OR DISAPPROVED OF
       THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
                PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ---------------------------

           The date of this Prospectus Supplement is January 8, 2002.